Exhibit 99.1
Qnity Reports Second Quarter 2026 Results, Raises Full-Year Financial Guidance

–Second quarter net sales of $1.4 billion, up 22% year-over-year, organic sales(1) up 22%
–GAAP net income of $136 million, down 31% year-over-year; Adjusted Earnings(1) of $250 million, up 53% year-over-year
–Adjusted Operating EBITDA(1) of $431 million, up 24% year-over-year
–GAAP EPS of $0.59, down 34% year-over-year; Adjusted EPS(1) of $1.19, up 53% year-over-year
–Raises full year 2026 financial guidance

WILMINGTON, Del., August 4, 2026 – Qnity Electronics, Inc. (“Qnity”) (NYSE: Q) today reported results for the second quarter ended June 30, 2026.

“We delivered our ninth consecutive quarter of profitable growth driven by disciplined execution across both segments,” said Jon Kemp, Qnity’s Chief Executive Officer. “The continued momentum reflects our deep alignment with the industry’s most advanced technology roadmaps, our embedded role in customers’ next-generation platforms, and our ability to deliver the solutions they need at scale.”

Kemp added, “The industry shift toward shrink and stack is lengthening the journey every chip takes, requiring more process complexity and more layers, creating a multiplier effect for materials intensity. Qnity sits at the center of this trend with one of the broadest portfolios of end-to-end solutions across the stack. As AI, high-performance computing and advanced connectivity reshape demand, we are uniquely positioned to continue enhancing value for customers and deliver long-term growth for our shareholders.”

Financial Results Summary

In millions, except per share amounts	GAAP Results
	Q2 2026 (1)	Q2 2025 (2)
Net Sales	$1,429	$1,170
Semiconductor Technologies	744	644
Interconnect Solutions	685	526
Gross Profit	$666	$540
Net Income	$136	$198
Diluted Earnings Per Share	$0.59	$0.90
	Non-GAAP Results
Adjusted Gross Profit	$666	$542
Adjusted Operating EBITDA	$431	$347
Adjusted Earnings, net of tax	$250	$163
Adjusted Earnings Per Share	$1.19	$0.78
(1) Organic Sales, Adjusted Gross Profit, Adjusted Operating EBITDA, Adjusted Earnings, and Adjusted EPS are non-GAAP measures. See “Non-GAAP Measures” for further discussion, including a definition of significant items. Reconciliations to the most directly comparable GAAP measure, including details of significant items, can be found in the “Non-GAAP Measures” section of this press release.
(2) Q2 2025 is presented on a pro forma basis. The Pro Forma non-GAAP measures give effect to pro forma adjustments related to interest expense associated with our current indebtedness, agreements executed in connection with the spin-off from DuPont de Nemours, Inc. (“DuPont”) and other standalone costs as if the spin-off had occurred on January 1, 2025. See “Non-GAAP Measures” for further discussion, including a definition of significant items. Reconciliations to the most directly comparable GAAP measure, including details of significant items, can be found in the “Non-GAAP Measures” section of this press release. Refer to the “Non-GAAP Measures” section of this press release for further details on these adjustments.

Guidance for Full Year 2026
Qnity is raising full‑year guidance based on strong second‑quarter performance and continued near‑term momentum, including strong customer engagement and demand across end markets.

Qnity’s full year 2026 guidance (3) is as follows:

Net Sales	$5.55B - $5.65B
Adjusted Operating EBITDA	$1.675B - $1.725B
Adjusted EPS	$4.40 - $4.60
Adjusted Free Cash Flow	$600M - $700M
(3) We calculate forward-looking Adjusted Operating EBITDA, Adjusted EPS, and Adjusted Free Cash Flow based on internal forecasts that exclude certain information that would be included in the most directly comparable forward-looking GAAP measures. We are not providing a quantitative reconciliation of forward-looking Non-GAAP financial measures to the corresponding GAAP financial measure for these measures due to the unreasonable effort and uncertainty in estimating certain items necessary for such reconciliations, including adjustments that could be made for significant items, interest expense, indirect legacy costs/benefits, transformation, integration, and other charges, share-based compensation amounts, non-recurring, unusual or unanticipated charges, expenses or gains.

Conference Call and Webcast Information
Qnity will hold a conference call to review these results on Tuesday, August 4, 2026, at 8:00 a.m. ET. Investors can join the conference call via telephone by dialing (800) 343-5172 (domestic) or +1 (203) 518-9856 (international) and using the participant code QNITY. An audio-only live webcast, presentation materials, and replay will also be made available at Events | Qnity Electronics, Inc. (Q).

About Qnity
Qnity is a premier technology provider across the semiconductor value chain, empowering AI, high performance computing, and advanced connectivity. From groundbreaking solutions for semiconductor chip manufacturing, to enabling high-speed transmission within complex electronic systems, our high-performance materials and integration expertise make tomorrow’s technologies possible. More information about the company, its businesses and solutions can be found at http://www.qnityelectronics.com.

Qnity™, the Qnity Node Logo, and all products, unless otherwise noted, denoted with TM or ® are trademarks, trade names or registered trademarks of affiliates of Qnity Electronics, Inc.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as "plans", "expects", "will", "would", "anticipates", "believes", "intends", "seeks", "projects", "efforts", "estimates", "potential", "continue", "intend", “outlook”, "may", "could", "should" and similar expressions, among others, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to the market, industry and macroeconomic environment, Qnity's business plans or prospects, goals, intentions, strategies, future operating or financial performance, outlook, including without limitation statements under the heading “Guidance for Full Year 2026” and statements regarding Qnity’s strategic path, operating model, transformation plan and its expected costs and benefits and timing thereof, IT independence, share repurchases, and capital allocation plan to deliver above-market growth and strong profitability and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Qnity's control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including Qnity’s ability to realize the anticipated benefits of its multi-year transformation plan in the anticipated timeframe or at all and the risk that the costs of such plan may be higher than currently anticipated; the competitive environment in which Qnity operates; the risks from Qnity’s international operations, including geopolitical uncertainty and conflict, trade restrictions and sanctions laws; Qnity’s ability to comply with complex and increasing legal and regulatory requirements; the ability to realize the intended benefits of Qnity’s spin off from DuPont, including achievement of the anticipated synergies and operational efficiencies in connection with the spin off and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; contractual allocation of certain liabilities in connection with the spin-off; and the possibility of disputes, litigation or unanticipated costs in connection with the spin-off. Additional information concerning risks and uncertainties can be found in Qnity's filings with the U.S. Securities and Exchange Commission (the “SEC”), including under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026, and in Qnity’s future filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. Qnity does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Meg Miller
meg.miller@qnityelectronics.com

Media Contact
Ashley Boucher
ashley.boucher@qnityelectronics.com

Non-GAAP Financial Measures

This press release includes information that does not conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are considered non-GAAP measures, including the presentation of Organic Sales, Adjusted Gross Profit, Adjusted Pro Forma Gross Profit, Adjusted Operating EBITDA, Adjusted Pro Forma Operating EBITDA, Adjusted Operating EBITDA Margin, Adjusted Pro Forma Operating EBITDA Margin, Adjusted Earnings, Adjusted Pro Forma Earnings, Adjusted EPS, Adjusted Pro Forma EPS, Base Tax Rate, Adjusted Free Cash Flow, Adjusted Pro Forma Free Cash Flow, Adjusted Pro Forma Base Tax Rate. The non-GAAP measures presented are not necessarily indicative of the future possible key performance indicators or non-GAAP measures of Qnity.

Qnity believes these non-GAAP financial measures are useful to investors because they provide additional information related to the performance of Qnity on an as-managed basis by DuPont and a stand-alone basis. These non-GAAP financial measures supplement disclosures prepared in accordance with U.S. GAAP and reflect results in a manner that enables, in some instances, more meaningful analysis of trends and facilitates comparison of results across periods. These non-GAAP financial measures should not be viewed as an alternative to U.S. GAAP. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Reconciliations for these non-GAAP measures to their most directly comparable U.S. GAAP financial measures are provided below. Non-GAAP measures included in this press release are defined below.

Adjusted Earnings is defined as net income available for Qnity common stockholders excluding the impacts of significant items, amortization expense of intangibles, non-operating pension / other post-employment benefits (“OPEB”) credits / costs, and indirect legacy costs / benefits and adjusted for the income tax effect of these excluded items. Adjusted Earnings is the numerator used in the calculation of Adjusted EPS.

Adjusted EPS is defined as Adjusted Earnings per common share - diluted.

Base Tax Rate is a non-GAAP measure defined as the GAAP Effective Tax Rate excluding the tax rate impacts of adjustments to net income available for Qnity common stockholders in determining Adjusted Earnings.

Adjusted Operating EBITDA is defined as Pre-tax Earnings (i.e., “Income before income taxes") before interest, depreciation, amortization, non-operating pension / OPEB benefits credits / costs, foreign exchange gains / losses, indirect legacy costs / benefits, and adjusted for significant items.

Adjusted Operating EBITDA Margin is defined as Adjusted Operating EBITDA divided by Net Sales.

Adjusted Free Cash Flow is defined as cash provided by/used for operating activities less capital expenditures and excluding the impact of indirect legacy costs / benefits related to cost sharing arrangements executed between DuPont and Qnity at the time of spin-off, IT independence costs, and transformation, integration, and other charges, as well as cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company's underlying business liquidity.

Significant items are items that impact Qnity and arise outside the ordinary course of business that management believes may cause misinterpretation of underlying business performance, both historical and future, based on a combination of some or all of the item’s size, unusual nature and infrequent occurrence. Within this definition, Management classifies as significant items certain costs and expenses associated with transformation, integration, and other charges related to transformational activities, including acquisitions and divestitures, as they are considered unrelated to ongoing business performance.

Indirect legacy costs/benefits relate to cost sharing arrangements executed between DuPont and Qnity at the time of the spin-off. Such costs include certain litigation and environmental-related shared costs, taxes, and indirect cost sharing arrangements, and are excluded from Adjusted Earnings, Adjusted Operating EBITDA, and Adjusted Free Cash Flow, as defined above, as they are considered unrelated to ongoing Qnity business performance.

Organic Sales is defined as net sales excluding the impacts of currency and portfolio actions.

Adjusted gross profit is calculated as Gross Profit (net sales less cost of sales), excluding the impact of Significant items on Net Sales and Cost of Sales and the impact on Cost of Sales from certain services associated with transaction agreements entered with DuPont, including the Transition Services Agreement, certain product service agreements, contract manufacturing agreements, raw materials supply agreements, and site services agreements.

Qnity has also presented measures on a pro forma basis which were prepared in a manner consistent with Article 11 of Regulation S-X. Our pro forma results give effect to the spin-off and related transactions as if the Spin Off occurred on January 1, 2025. Our Pro Forma adjustments reflect:
•Interest expense associated with our current debt structure;
•Income tax effect of incremental interest expense;
•The impact of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the spin-off; and
•Transaction and other incremental costs required to operate as a stand-alone entity.
We believe pro forma measures are helpful to supplement our financial results as they allow a comparison of results as a stand-alone company as if the agreements were in place for the periods presented.

Adjusted Pro Forma Earnings is defined as net income available for Qnity common stockholders excluding the impacts of significant items, amortization expense of intangibles, non-operating pension / other post-employment benefits credits / costs, and indirect legacy costs / benefits, less the after-tax impacts of the pro forma adjustments described above and adjusted for the income tax effect of these excluded items. Adjusted Pro Forma Earnings is the numerator used in the calculation of Adjusted Pro Forma EPS.

Adjusted Pro Forma EPS is defined as Adjusted Pro Forma Earnings per common share - diluted.

Adjusted Pro Forma Base Tax Rate is a non‑GAAP measure defined as the Base Tax Rate adjusted to reflect the estimated income tax effects of the pro forma adjustments described above.

Adjusted Pro Forma Operating EBITDA is defined as Adjusted Operating EBITDA less certain pro forma adjustments described above.

Adjusted Pro Forma Operating EBITDA Margin is defined as Adjusted Pro Forma Operating EBITDA divided by Net Sales.

Adjusted Pro Forma Free Cash Flow is defined as pro forma cash provided by/used for operating activities less capital expenditures and excluding the impact of indirect legacy costs / benefits related to cost sharing arrangements executed between DuPont and Qnity at the time of spin-off, IT independence costs, transformation, integration, and other charges, and transaction and other incremental costs required to operate as a stand-alone entity, as well as cash inflows/outflows that are unusual in nature and/or infrequent in occurrence that neither relate to the ordinary course of the Company's underlying business liquidity.

Adjusted Pro Forma Gross Profit is calculated as Gross Profit (net sales less cost of sales), excluding the impact on Cost of Sales from certain services associated with transaction agreements entered with DuPont, including the Transition Services Agreement, certain product service agreements, contract manufacturing agreements, raw materials supply agreements, and site services agreements.

Qnity Electronics, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except per share amounts	2026	2025	2026	2025
Net sales	$1,429	$1,170	$2,744	$2,288
Cost of sales	763	630	1,460	1,217
Research and development expenses	98	88	192	172
Selling, general and administrative expenses	200	154	373	294
Amortization of intangibles	50	50	102	105
Transformation, integration and other charges	42	2	70	19
Equity in earnings of nonconsolidated affiliates	11	13	24	22
Interest expense	61	—	122	—
Other income (expense) - net	(27)	(4)	(32)	(2)
Income before income taxes	$199	$255	$417	$501
Provision for income taxes	63	57	119	104
Net income	$136	$198	$298	$397
Net income attributable to noncontrolling interests	12	10	23	16
Net income available for Qnity common stockholders	$124	$188	$275	$381

Per common share data:
Earnings per common share - basic	$0.59	$0.90	$1.31	$1.82
Earnings per common share - diluted	$0.59	$0.90	$1.31	$1.82

Weighted-average common shares outstanding - basic	209.5	209.4	209.6	209.4
Weighted-average common shares outstanding - diluted	210.2	209.4	210.3	209.4

Qnity Electronics, Inc.
Consolidated Balance Sheets (Unaudited)

In millions	June 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$961	$915
Accounts and notes receivable - net	1,138	992
Inventories - net	730	661
Prepaid and other current assets	67	70
Total current assets	$2,896	$2,638
Property, plant and equipment - net of accumulated depreciation (June 30, 2026 - 1,511; December 31, 2025 - 1,450)	1,777	1,701
Other Assets
Goodwill	7,518	7,522
Other intangible assets	1,015	1,111
Investments and noncurrent receivables	427	402
Deferred income tax assets	38	42
Deferred charges and other assets	660	654
Total other assets	$9,658	$9,731
Total Assets	$14,331	$14,070
Liabilities and Equity
Current Liabilities
Short-term borrowings	$23	$24
Accounts payable	790	680
Income taxes payable	120	150
Accrued and other current liabilities	509	502
Total current liabilities	$1,442	$1,356
Long-Term Debt	3,997	4,003
Other Noncurrent Liabilities
Deferred income tax liabilities	228	273
Pensions and other post-employment benefits - noncurrent	80	80
Other noncurrent obligations	1,038	992
Total other noncurrent liabilities	$1,346	$1,345
Total Liabilities	$6,785	$6,704
Commitments and contingent liabilities
Stockholders' Equity
Common stock (authorized 1,666,666,667 shares of $0.01 par value each; issued 2026: 209,334,927 shares; 2025: 209,479,173 shares)	2	2
Preferred stock (authorized 1 share of $1.50 million par value each; issued 2026: 1 share; 2025: 1 share	2	2
Additional paid-in capital	7,266	7,286
Retained earnings	260	18
Accumulated other comprehensive loss	(269)	(213)
Total Qnity equity	$7,261	$7,095
Noncontrolling interests	285	271
Total equity	$7,546	$7,366
Total Liabilities and Equity	$14,331	$14,070

Qnity Electronics, Inc.
Consolidated Statement of Cash Flows (Unaudited)

	Six Months Ended June 30,
In millions	2026	2025
Operating Activities
Net income	$298	$397
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	93	81
Amortization of definite-lived intangible assets	102	105
Stock-based compensation	25	8
Credit for deferred income tax and other tax related items	(30)	(29)
Net gain on sales of assets	(5)	—
Restructuring and asset related charges - net	—	19
Net periodic pension benefit cost	2	3
Periodic benefit plan contributions	(3)	(2)
Earnings of nonconsolidated affiliates less dividends received	(24)	(22)
Other net loss	14	—
Changes in assets and liabilities:
Accounts and notes receivable	(152)	(28)
Inventories	(77)	(41)
Other assets	(13)	(4)
Accounts payable	134	48
Accrued and other current liabilities	(10)	(28)
Other noncurrent liabilities	44	16
Income tax liabilities	(22)	(43)
Cash provided by operating activities	$376	$480
Investing Activities
Capital expenditures	(212)	(153)
Proceeds and adjustments to proceeds from sales of property and businesses, net of cash divested	6	—
Other investing activities, net	1	—
Cash used for investing activities	$(205)	$(153)
Financing Activities
Repayments on long-term debt	(12)	—
Repurchases of common stock	(50)	—
Distributions to noncontrolling interests	(6)	(8)
Dividends paid to stockholders	(34)	—
Employee taxes paid for share-based payment arrangements	(7)	—
Net transfers to Parent	—	(322)
Cash used for financing activities	$(109)	$(330)
Effect of exchange rate changes on cash and cash equivalents	(16)	16
Increase in cash and cash equivalents	$46	$13
Cash and cash equivalents at beginning of period	$915	$166
Cash and cash equivalents at end of period	$961	$179

Qnity Electronics, Inc.
Segment and Geographic Information

Net Sales by Segment and Geographic Region	Three Months Ended		Six Months Ended
In millions (Unaudited)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Semiconductor Technologies	$744	$644	$1,466	$1,288
Interconnect Solutions	685	526	1,278	1,000
Total	$1,429	$1,170	$2,744	$2,288
Americas [1]	$185	$160	$356	$304
EMEA [2]	105	95	207	187
Asia Pacific	1,139	915	2,181	1,797
Total	$1,429	$1,170	$2,744	$2,288

Net Sales Variance by Segment and Geographic Region	Three Months Ended June 30, 2026
	Local Price & Product Mix	Volume	Total Organic	Currency	Total
Percent change from prior year (Unaudited)
Semiconductor Technologies	(1)%	18%	17%	(1)%	16%
Interconnect Solutions	—	28	28	2	30
Total	(1)%	23%	22%	—%	22%
Americas [1]	(1)%	17%	16%	—%	16%
EMEA [2]	—	9	9	2	11
Asia Pacific	(1)	25	24	—	24
Total	(1)%	23%	22%	—%	22%

Net Sales Variance by Segment and Geographic Region	Six Months Ended June 30, 2026
	Local Price & Product Mix	Volume	Total Organic	Currency	Total
Percent change from prior year (Unaudited)
Semiconductor Technologies	(1)%	15%	14%	—%	14%
Interconnect Solutions	—	26	26	2	28
Total	(1)%	20%	19%	1%	20%
Americas [1]	(1)%	18%	17%	—%	17%
EMEA [2]	(1)	8	7	4	11
Asia Pacific	—	21	21	—	21
Total	(1)%	20%	19%	1%	20%
1.Includes United States, Canada, and Latin America
2.Europe, Middle East and Africa.

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Net Income to Adjusted Operating EBITDA and Adjusted Pro Forma Operating EBITDA and reconciliation of Net Income Margin to Adjusted Pro Forma Operating EBITDA Margin	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Net Income (GAAP)	$136	$198	$298	$397
+ Provision for income taxes	63	57	119	104
Income before income taxes (GAAP)	$199	$255	$417	$501
+ Depreciation and amortization	97	92	195	186
'- Interest income [1]	4	—	7	—
'+ Interest expense	61	—	122	—
'- Non-operating pension credits	1	—	2	—
- Foreign exchange (losses) gains - net	—	(5)	(7)	(5)
- Indirect legacy (costs) benefits - net	(42)	—	(45)	—
- Significant items charge	(37)	(2)	(65)	(17)
Adjusted Operating EBITDA (non-GAAP)	$431	$354	$842	$709
Pro forma adjustments [2,3]	—	(7)	—	(26)
Adjusted Pro Forma Operating EBITDA (non-GAAP)	$431	$347	$842	$683

Net Income Margin (GAAP)	9.5%	16.9%	10.9%	17.4%
Adjusted Operating EBITDA Margin (non-GAAP)	30.2%	30.3%	30.7%	31.0%
Adjusted Pro Forma Operating EBITDA Margin (non-GAAP)	30.2%	29.7%	30.7%	29.9%
1.The six months ended June 30, 2025 excludes accrued interest income earned on employee retention credits. Refer to details of significant items below.
2.Reflects the incremental costs required to operate as a stand-alone entity in the amount of $11 million and $33 million for the three and six months ended June 30, 2025, respectively.
3.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $4 million and $7 million for the three and six months ended June 30, 2025, respectively.

Adjusted Operating EBITDA by Segment and Adjusted Pro Forma Operating EBITDA	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Semiconductor Technologies	$253	$226	$516	$473
Interconnect Solutions	197	137	366	251
Corporate	(19)	(9)	(40)	(15)
Adjusted Operating EBITDA (non-GAAP)	$431	$354	$842	$709
Pro forma adjustments 1, [2]	—	(7)	—	(26)
Adjusted Pro Forma Operating EBITDA (non-GAAP)	$431	$347	$842	$683
1.Reflects the incremental costs required to operate as a stand-alone entity in the amount of $11 million and $33 million for the three and six months ended June 30, 2025, respectively.
2.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $4 million and $7 million for the three and six months ended June 30, 2025, respectively.

Equity in Earnings of Nonconsolidated Affiliates by Segment	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Semiconductor Technologies	$12	$13	$25	$24
Interconnect Solutions	(1)	—	(1)	(2)
Total Equity in Earnings included in Net Income (GAAP)	$11	$13	$24	$22

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Cash provided by operating activities to Adjusted Free Cash Flow [1], Adjusted Pro Forma Free Cash Flow [1]	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Cash provided by operating activities (GAAP) [2]	$241	$273	$376	$480
Less: Capital expenditures	90	49	212	153
Less: Transformation, integration, and other charges	(42)	—	(48)	—
Less: Indirect legacy (costs) benefits - net	(14)	—	(23)	—
Less: DuPont separation foreign tax cost [3]	(52)	—	(52)	—
Adjusted Free Cash Flow (non-GAAP)	$259	$224	$287	$327
Pro forma adjustments [4,5,6,7]	—	(80)	—	(150)
Adjusted Pro Forma Free Cash Flow (non-GAAP)	$259	$144	$287	$177
1.Refer to the definitions of Non-GAAP metrics for additional information.
2.Refer to the Consolidated Statement of Cash Flows included in the schedules above for major GAAP cash flow categories as well as further detail relating to the changes in "Cash provided by operating activities" for the three and six month periods noted.
3.Reflects taxes paid on certain legal entity restructuring actions in preparation for the Separation of Qnity from DuPont.
4.Reflects the after-tax incremental interest expense related to our current debt structure in the amount of $61 million and $124 million for the three six months ended June 30, 2025, respectively.
5.Reflects the after-tax incremental costs required to operate as a stand-alone entity in the amount of $9 million and $26 million for the three and six months ended June 30, 2025, respectively.
6.Reflects the net after-tax benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $3 million and $5 million for the three and six months ended June 30, 2025, respectively.
7.Reflects an adjustment to reflect principal payments and interest expense payable, as well as adjustments to employee related liabilities as if these amounts were presented on a stand-alone basis in the amount of $13 million and $5 million for the three and six months ended June 30, 2025, respectively.

Reconciliation of Effective Tax Rate (GAAP) to Base Tax Rate (non-GAAP) and Adjusted Pro Forma Base Tax Rate (non-GAAP)	Three Months Ended		Six Months Ended
	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Effective Tax Rate (GAAP)	31.7%	22.4%	28.5%	20.8%
Less: Significant items (charge) benefit	(3.0)%	—%	(3.5)%	—%
Less: Indirect legacy (costs) benefits - net	(9.0)%	—%	(4.7)%	—%
Less: Amortization of intangibles	0.1%	(0.4)%	—%	(0.1)%
Base Tax Rate [1] (non-GAAP)	19.8%	22.0%	20.3%	20.7%
Pro forma adjustments [2]	—%	5.2%	—%	4.8%
Adjusted Pro Forma Base Tax Rate [1] (non-GAAP)	19.8%	27.2%	20.3%	25.5%
1.Base Tax Rate is a non-GAAP measure defined as the GAAP Effective Tax Rate excluding the tax rate impacts of adjustments to net income available for Qnity common stockholders in determining Adjusted Earnings. Refer to the definitions of Non-GAAP metrics for additional information.
2.Reflects the tax rate impact of incremental interest expense related to our current debt structure in the amounts of 5.2% and 4.8% for the three and six months ended June 30, 2025, respectively.

Reconciliation of Gross Profit to Adjusted Pro Forma Gross Profit	Three Months Ended		Six Months Ended
In millions (Unaudited)	Jun 30, 2026	Jun 30, 2025	Jun 30, 2026	Jun 30, 2025
Gross Profit (GAAP)	$666	$540	$1,284	$1,071
Pro forma adjustments [1]	—	(2)	—	(3)
Adjusted Pro Forma Gross Profit (non-GAAP)	$666	$542	$1,284	$1,074
1.Reflects the net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the spin-off on Cost of Sales in the amounts of $2 million and $3 million for the three and six months ended June 30, 2025.

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Net Income[1] to Adjusted Earnings and Adjusted Pro Forma Earnings	Three Months Ended
	Jun 30,	Jun 30,
In millions, except per share amounts (Unaudited)	2026	2025	Income Statement Classification
Net Income available for Qnity common stockholders (GAAP) [1]	$124	$188
Earnings Per Share (GAAP) [2]	$0.59	$0.90
Less: Significant Items and Other Non-GAAP Adjustments [3]
Transformation, integration & other charges [4]	(42)	(2)	Transformation, integration & other charges
Amortization of intangibles	(50)	(50)	Amortization of intangibles
Non-operating pension credits	1	—	Other income (expense) - net
Gain on sale of assets [5]	5	—	Other income (expense) - net
Indirect legacy (costs) benefits - net	(42)	—	Other income (expense) - net
Tax effect of Non-GAAP Adjustments [6]	2	10	Provision for income taxes
Adjusted Earnings (non-GAAP)	$250	$230
Pro forma adjustments [7,8,9]	—	(67)
Adjusted Pro Forma Earnings	$250	$163
Adjusted Pro Forma Earnings Per Share [10]	$1.19	$0.78

1. Net income available for Qnity common stockholders.
2. Earnings per common share - diluted.
3. All Non-GAAP Adjustments are shown on a pre-tax basis with the exception of "Tax effect of Non-GAAP Adjustments"
4. Q2 2026 Transformation, integration and other charges primarily consisted of costs incurred to support the Company’s information technology independence initiatives of approximately $24 million, costs related to transformation initiatives of approximately $8 million, other integration‑related costs of approximately $3 million, and severance and other asset-related charges of approximately $7 million. Q2 2025 relates to pre-separation severance charges.
5. The gain on sale of assets was attributable to the sale of land during the three months ended June 30, 2026.
6. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
7. Reflects the after tax incremental interest expense related to our current debt structure in the amount of $61 million for the three months ended June 30, 2025.
8. Reflects the after tax incremental costs required to operate as a stand-alone entity in the amount of $9 million for the three months ended June 30, 2025.
9. Reflects the after tax net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $3 million for the three months ended June 30, 2025.
10. Adjusted Pro Forma Earnings Per Share is calculated based on Adjusted Pro Forma Earnings divided by common shares – diluted of 210.2 million shares, 209.4 million, and 210.3 million shares as of June 30, 2026, June 30, 2025 and March 31, 2026, respectively.

Qnity Electronics, Inc.
Selected Financial Information and Non-GAAP Measures

Reconciliation of Net Income[1] to Adjusted Earnings and Adjusted Pro Forma Earnings	Six Months Ended
	Jun 30,	Jun 30,
In millions, except per share amounts (Unaudited)	2026	2025	Income Statement Classification
Net Income available for Qnity common stockholders (GAAP) [1]	$275	$381
Earnings Per Share (GAAP) [2]	$1.31	$1.82
Less: Significant Items and Other Non-GAAP Adjustments [3]
Transformation, integration & other charges [4]	(70)	(19)	Transformation, integration & other charges
Employee retention credit [5]	—	2	Other income (expense) - net
Amortization of intangibles	(102)	(105)	Amortization of intangibles
Non-operating pension credits	2	—	Other income (expense) - net
Gain on sale of assets [6]	5	—	Other income (expense) - net
Indirect legacy (costs) benefits - net	(45)	—	Other income (expense) - net
Income Tax Items [7]	(6)	—	Provision for income taxes
Tax effect of Non-GAAP Adjustments [8]	15	25	Provision for income taxes
Adjusted Earnings (non-GAAP)	$476	$478
Pro forma adjustments [9,10,11]	—	(145)
Adjusted Pro Forma Earnings	$476	$333
Adjusted Pro Forma Earnings Per Share [12]	$2.26	$1.59

1. Net income available for Qnity common stockholders.
2. Earnings per common share - diluted.
3. All Non-GAAP Adjustments are shown on a pre-tax basis with the exception of "Income Tax Items" and "Tax effect of Non-GAAP Adjustments"
4. Transformation, integration and other charges for the six months ended June 30, 2026 primarily consisted of costs incurred to support the Company’s information technology independence initiatives of approximately $48 million, costs related to transformation initiatives of approximately $10 million, other integration‑related costs of approximately $6 million, and severance and other asset-related charges of approximately $6 million. Q2 2025 relates to pre-separation severance charges.
5. Reflects accrued interest earned on employee retention credits and is recorded in “Interest income” within the “Other income (expense) - net” line item in the Company’s Consolidated Statements of Operations.
6. The gain on sale of assets was attributable to the sale of land during the six months ended June 30, 2026.
7. Income tax items for the six months ended June 30, 2026 reflect significant non-recurring tax costs on the remittance of foreign earnings.
8. The income tax effect on significant items was calculated based upon the enacted tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
9. Reflects the after tax incremental interest expense related to our current debt structure in the amount of $124 million for the six months ended June 30, 2025.
10. Reflects the after tax incremental costs required to operate as a stand-alone entity in the amount of $26 million for the six months ended June 30, 2025.
11. Reflects the after tax net benefit of the Transition Services Agreements and other commercial agreements entered into with DuPont in connection with the Spin-Off in the amount of $5 million for the six months ended June 30, 2025.
12. Adjusted Pro Forma Earnings Per Share is calculated based on Adjusted Pro Forma Earnings divided by common shares – diluted of 210.3 million shares, and 209.4 million shares for the six month periods ended June 30, 2026, and June 30, 2025, respectively.